UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 6, 2010 (April 30, 2010)

SouthPeak Interactive Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51869	20-3290391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Polo Parkway Midlothian, Virginia 23113
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 378-5100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

(a)           Note Purchase Agreement

On April 30, 2010, SouthPeak Interactive Corporation (the “Company”), and its subsidiaries entered into a note purchase agreement (the “Note Purchase Agreement”) pursuant to which the Company could issue up to $5.0 million of junior secured subordinated promissory notes (the “Junior Notes”) in one or more closings and each of the Company’s subsidiaries guaranteed the Company’s obligations under the Junior Notes.  Pursuant to the Note Purchase Agreement, the Company issued Junior Notes in the aggregate principal amount of $950,000 in private placements that closed on April 30, 2010 and May 6, 2010.  Of the Junior Notes issued on April 30, 2010, Terry Phillips, the Company’s Chairman, purchased $500,000.

The Junior Notes are due and payable in full on December 27, 2010 and bear interest at the rate of 10% per annum.  The Junior Notes are secured by all of the assets of the Company and its subsidiaries and the indebtedness under the Junior Notes and the security interest granted by the Company and its subsidiaries in the Note Purchase Agreement are junior to the Company’s indebtedness to SunTrust Banks, Inc., the Company’s senior lender, and the indebtedness held by any future senior lender of the Company or its subsidiaries.  The principal and accrued interest outstanding under each Junior Note is convertible, in whole or in part, at the option of its holder into shares of the Company’s common stock at a price per share of $0.35.

The Junior Notes were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”) and Regulation D promulgated under the Securities Act.

The above description of the Note Purchase Agreement and the Junior Notes is qualified in its entirety by reference to the terms of the Note Purchase Agreement attached hereto as Exhibit 10.1, and the terms of the Junior Note attached hereto as Exhibit 10.2.

(b)           Stock Purchase Agreement

On May 5, 2010, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which the Company could issue shares of its common stock in one or more closings to persons who are accredited investors and holders of the Company’s Class W warrants and Class Z warrants.  Pursuant to the Stock Purchase Agreement, purchasers can utilize Class W warrants and Class Z warrants tendered to the Company for cancellation as payment of the purchase price for the shares of common stock.  There is no minimum number of Class W warrants or Class Z warrants that must be offered to the Company as payment for shares of common stock and there is no limit to the number of Class W warrants or Class Z warrants that the Company may accept.  The Company shall issue one share of its common stock in exchange for the following:

•	six Class Z warrants and $0.15;

•	25 Class Z warrants; or

•	100 Class W warrants and $0.25.

On May 5, 2010, the Company completed the first closing of a private placement of its common stock pursuant to the Stock Purchase Agreement.  At the closing, the Company issued 206,359 shares of its common stock to six purchasers in exchange for the cancellation of 1,447,150 Class Z warrants and $29,303.80 in cash.

The shares of the Company’s common stock were issued in a private placement exempt from registration pursuant to Section 506 of Regulation D under the Securities Act.

The above description of the Stock Purchase Agreement is qualified in its entirety by reference to the terms of the Stock Purchase Agreement attached hereto as Exhibit 10.3.

Item 2.03   Creation of a Direct Financial Obligation.

Reference is hereby made to the description of the Junior Notes in Item 1.01 hereof which is incorporated by reference herein.

Item 3.02   Unregistered Sales of Equity Securities.

Reference is hereby made to the description of the issuance of shares of the Company’s common stock in Item 1.01 hereof which is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	Note Purchase Agreement, dated April 30, 2010, among the Registrant, its subsidiaries and the purchasers set forth therein.
10.2	Form of the Registrant’s Junior Secured Subordinated Promissory Notes.
10.3	Stock Purchase Agreement, dated May 5, 2010, among the Registrant and the purchasers set forth therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2010

SouthPeak Interactive Corporation

By:	/s/ Reba McDermott
Reba McDermott, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Note Purchase Agreement, dated April 30, 2010, among the Registrant, its subsidiaries and the purchasers set forth therein.
10.2	Form of the Registrant’s Junior Secured Subordinated Promissory Notes.
10.3	Stock Purchase Agreement, dated May 5, 2010, among the Registrant and the purchasers set forth therein.